U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURE NETCHECKIN INC.

(Name of Registrant in its Charter)

Nevada	7371	27-3729742
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Brandi L. DeFoor

President and Chief Executive Officer

SECURE NetCheckIn Inc.

13118 Lamar Ave

Overland Park, KS 66209

913.945.1290

(Address and Telephone Number of Principal Executive Offices)

Capitol Corporate Services, Inc.

202 South Minnesota Street Carson City, NV 89703

775.844.0490

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Sheila L. Seck, Esq.

Seck & Associates LLC

7285 W 132nd Street Suite 240

Overland Park, KS 66213

913.232.2270

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box.  ⌧

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	⌧

CALCULATION OF REGISTRATION FEE

Range of Common Securities to Be Registered	Amount to Be Registered	Proposed Offering Price per Share(1)	Proposed Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock	900,000	$0.20	$180,000	$20.90(3)

(1)	This price was arbitrarily determined by the Company.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(3)	Proceeds to the Company prior to the expenses of the Offering.
(4)	Paid in advance.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

SECURE NetCheckIn Inc. previously filed a registration statement on Form S-1 on March 29, 2011 and a first amendment to Form S-1 on May 9, 2011 and a second amendment to Form S-1 on June 6, 2011 (file No. 333-173172) to register 900,000 shares of common stock.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SECURE NETCHECKIN INC.

900,000 SHARES OF COMMON STOCK

This Prospectus relates to the offering of a minimum of 200,000 and a maximum of 900,000 shares of common stock of SECURE NetCheckIn Inc., (the “Company”) in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The shares will be sold through the efforts of our officer and director. The offering price is $0.20 per share (the “Offering Price”). The offering period will begin on the date this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and continue, unless earlier terminated, until 5:00 P.M. CST, on August 15, 2011 (the “Offering Period”). In the event that a minimum of 200,000 shares are not sold within the Offering Period, all money received by us will be promptly returned without interest or deduction of any kind. Subscription funds will be held until closing by Seck & Associates LLC, as escrow agent, in an escrow account at Freedom Bank. The minimum purchase requirement for each investor in this offering is $1,000 or 5,000 shares. Prior to this offering, there has been no public market for the common stock.

PROCEEDS BEFORE EXPENSES

Common Stock to be Sold as Part of the Offering	Amount to Be Registered	Proposed Offering Price per Share	Proceeds to the Company (3)

Maximum Offering	900,000	$0.20	$180,000.00
Minimum Offering	200,000	$0.20	$40,000.00

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is _______________, 2011

Item 3. Summary information, Risk Factors and Ratio of Earnings to Fixed Charges.

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to SECURE NetCheckIn Inc.

Overview

This Prospectus relates to the offering of shares by SECURE NetCheckIn Inc., a Nevada corporation. The Company proposes to raise a minimum amount of $40,000 (the “Minimum Offering Amount”) and a maximum amount of $180,000 (the “Maximum Offering Amount”) through the sale of a minimum of 200,000 shares and a maximum of 900,000 shares of Company common stock with a par value $.001 (each a “Share” and collectively the “Shares”) at the price of $0.20 per Share (the “Offering”) as more fully described in “Plan of Distribution.” Subscription funds will be held until closing by Seck & Associates LLC, as escrow agent, in an escrow account at Freedom Bank in Overland Park, Kansas. The report of the independent registered public accounting firm (the “Auditor’s Report”), which audited the Company’s financial statements for the year ended December 31, 2010, contains an opinion that there is substantial doubt about the Company’s ability to continue as a going concern because the Company has no business operations, has negative working capital and minimal stockholders’ equity. See “Risk Factors” beginning on page 7.  The Company has no current plans to engage in a merger or acquisition with another company.

The Company

SECURE NetCheckIn Inc. was incorporated under the laws of the state of Nevada on October 12, 2010. The Company's principal offices are located at 13118 Lamar Ave, Overland Park, KS 66209. Our telephone number there is 913.945.1290. We are in the process of developing and improving our website at www.securenetcheckin.com. Information included on our website is not a part of this Prospectus. The Company’s software and related intellectual property were contributed to the company by its founder Brandi L. DeFoor.

The Company owns and is continuing to improve and develop a product that allows physician practices, healthcare centers, urgent care centers (collectively, “Healthcare Centers”) and their clients to manage appointments and client information online using a web-based portal.  From its inception through the date of this registration, the Company has beta-tested its product at a local urgent care facility where 1409 unique users have signed up and used the system as of May 2011.  We are currently negotiating a service agreement with our beta-test partner that will provide some very limited monthly revenue to the Company, and we anticipate that agreement will commence on or around July 1, 2011.  The Company has earned no revenue to date. Even as we transition our beta test partner to a revenue-generating client,  anticipate that beta testing will be complete in the second quarter of 2011.

Currently, patients at Healthcare Centers must call the provider’s office to make an appointment, and the patients then show up at the appropriate time for the appointment.  Patients often have to wait if the doctor or other staff is running behind in seeing patients.  To assist both providers and patients in managing their time, the Company has developed an online patient appointment system whereby the patient can check availability and make an appointment online.  Near the time for the patient’s appointment, the patient is notified via email and/or text message when the physician will be available.  Patients may then plan to arrive when the doctor is ready thereby eliminating wait time and the risk of spreading disease in waiting rooms.

The Company offers a web-based back office system for Healthcare Centers which allows the office staff or physician to modify the schedule based on the physician’s availability.  Should the office fall behind, the system automatically notifies all future appointments of the delay.  Patients have the ability to know exactly when they will be seen without waiting.  In addition, information entered by the patient such as personal history and insurance information can be integrated into and made part of the patient’s records.  Next phases of product development would integrate these records into other electronic medical record (“EMR”) systems.

Brandi L. DeFoor is a Director, President and Chief Executive Officer of SECURE NetCheckIn Inc. Ms. DeFoor earned a Bachelor’s of Business Administration (1993) from the University of Missouri at Kansas City.  Ms. DeFoor was a technical recruiter at DCI from 1994 to 2001.  From 2001 to 2008, Ms. DeFoor served as a consultant in the design, development, and implementation of primebyte.com, an online human resources tool focused on the complex reporting requirements of HIPAA and Sarbanes-Oxley.  Ms. DeFoor currently operates as an independent consultant assisting companies with technology and operations issues on an ad hoc basis. The Company does not anticipate making any changes to its management team.

While the registration of its Shares is for the purpose of creating a public market, there is no guarantee that a public market will ever exist for the Company’s Shares or that, if developed, can be sustained.

The Offering

Securities Being Offered	The Company is offering for sale a minimum of 200,000 shares or a maximum of 900,000 shares of the Company’s common stock.

Initial Offering Price	The Offering Price is $0.20 per Share. The Offering Price was determined arbitrarily by the Company.

Terms of the Offering	The Shares will be sold through the efforts of our officer and director beginning on the date this registration statement is declared effective by the SEC.

Termination of the Offering

The Offering will conclude on August 15, 2011. We may, in our sole discretion, terminate the Offering prior to the end of the Offering Period for any reason whatsoever. No subscription will be accepted unless payment is received by August 15, 2011.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See ‘‘Risk Factors’’ beginning on page 7.

Common Stock Issued And Outstanding Before Offering

3,100,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.  The 3,100,000 shares are owned by our sole officer and director Brandi L. DeFoor.  Ms. DeFoor will continue to own the same number of shares after the Offering.

Common Stock Issued And Outstanding After Offering

Upon completion of the Offering, we will have 3,300,000 shares of common stock issued and outstanding if we sell the minimum number of shares offered in this Offering. We will have 4,000,000 shares of common stock issued and outstanding upon completion of the Offering if we sell the maximum number of Shares offered in this Offering.

Use of Proceeds

The Company will use the net proceeds from the Offering substantially for general corporate purposes primarily in the areas of (i) product development, (ii) marketing, (iii) advertising and promotion, (iv) acquiring relationships and (v) general working capital.

Summary Financial Information

Balance Sheet Data	1/1/2011 to 4/30/11 (Unaudited)	12/31/2010 (Audited)

Cash	$41	79
Total Assets	$9,970	10,008
Liabilities	$6,760	6,760
Total Stockholders’ Equity	$3,210	3,248

Statement of Loss and Deficit From Incorporation on October 12, 2010 to December 31, 2010 (Audited) For Four Months Ended April 30, 2011 (Unaudited)	1/1/2011 to 4/30/11 (Unaudited)	12/31/10 (Audited)

Revenue	$0	0
Net Loss and Deficit	$(38)	(21)

Risk Factors

An investment in our stock is risky. You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Please note that throughout this Prospectus, the words “we”, “our” or “us” refer to the Company.

Risks Related to Our Company

The report of the independent registered public accounting firm which audited the Company’s financial statements as of December 31, 2010, expresses substantial doubt as to the Company’s ability to continue as a going concern.

As of December 31, 2010, the independent registered public accounting firm expressed substantial doubt as to the Company’s ability to continue as a going concern. Underlying the accounting firm’s opinion are the absence of any business operations by the Company, its cash balance at December 31, 2010 and minimal stockholders’ equity. The notes to the Company’s audited financial statements provide that continuation as a going concern is dependent upon the operations of the Company which in turn are dependent upon the Company’s ability to meet its financial requirements, raise additional capital and the success of its future operations, and there is no assurance that the Company will be successful in accomplishing these objectives.

Purchasers may have difficulty evaluating the Company’s business because of the absence of any operating history.

The Company was incorporated on October 12, 2010, and to date, the Company has been involved primarily in organizational activities and supporting the beta test project. The Company has earned no revenue, and therefore has no revenue history.  We have limited operating history and have delivered beta testing products to one Healthcare Center.  Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. There is no guarantee that we will commence additional business operations or that our business operations will be profitable. For this reason, investors are encouraged to review the Company’s financial information and Prospectus to have discussions with representatives of the Company and to engage professional advisors to evaluate an investment in the Company.

If we do not obtain additional financing, our business will fail.

Our business plan calls for ongoing expenses in connection with the development of the business of the Company. We have not generated any revenue from operations to date. We may not be able to implement our business plan without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. The most likely source of future funds presently available to us is through the sale of additional shares of common stock, which could result in dilution to existing shareholders and their interest may be subordinate to the rights and preferences of the holders of new equity shares.

The Company has a lack of profit and uncertain profit outlook.

The Company has no history in operating its business on which to evaluate the Company and its prospects. If customers do not adopt the Company’s products and services due to the Company’s operating history, the Company’s profits will be significantly and negatively affected. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context.

If the Company does not generate sales in a timely manner, the Company may run out of cash.

The Company’s business plan is dependent on sales which we anticipate will commence in the second quarter of 2011.  The Company will hire staff and incur recurring expenses and plans to increase staffing and expense levels in anticipation of revenues assuming proceeds from this Offering make such expenditures feasible. In the event that revenues do not occur in a timely manner, the Company will need to dramatically reduce costs and may run out of cash.

If the market chooses to buy competitive products and services, the Company will not be financially viable.

Although the Company believes that its products will be of commercial usefulness, there is no verification by the marketplace that the Company’s products and services will be purchased by customers. If the market chooses to buy competitive products and services, it may be more difficult for the Company to be profitable and the Company's business would be substantially harmed. The Company believes that the purchase of its products is also highly dependent on perceptions of risk, financial viability of the Company, ability to provide related services and support, and other factors including brand perception, references, and commercial linkage between these sales and other products and services. If the Company is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

The Company’s competitors are larger and have greater resources, giving them the ability to utilize commercial practices that prevent customers from buying the Company’s products and services.

The Company's competitors are other software development companies, especially those that are focused on offering electronic medical record solutions such as Cerner.  Many of our competitors are larger and have resources greater than those of the Company; therefore, there can be no assurance that potential customers will buy from the Company, as opposed to the Company's competitors. If potential customers do not buy from the Company, the Company's business would be significantly harmed. Competitors may also have greater leverage and stronger relationships with their customers, as well as the ability to offer lower prices, which could affect the Company’s ability to procure customers or cause customers to change vendors.

The Company is reliant on senior management.

The Company believes that its success is significantly dependent upon the continued participation and collective skills of Ms. DeFoor. In addition, certain knowledge and skills possessed by our executive officer may not be able to be replaced quickly or at all.  Ms. DeFoor does not have an employment contract and is under no obligations to remain with the Company. If Ms. DeFoor does not remain with the Company, the Company's business may be significantly harmed.  The Company does not currently intend to change its management.

The Company plans to continue paying expenses for research and development.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The Company plans to incur research and development expenses intended to adapt and expand to this evolving industry and achieve competitive advantage. If the Company does not generate sufficient profit, the business could be harmed. If it is necessary to raise additional funds to pay for further research and development through the issuance of equity securities, the current stockholders would be diluted and their interests might be subordinate to the rights and preferences of the holders of new equity securities.

The Company has an uncertain ability to meet future cash needs.

It is likely that the Company will need additional financing in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions. If such financing is unavailable, it could have a serious adverse effect on the Company’s ability to survive.

The Company must develop a delivery and support infrastructure to be viable in the market.

The Company is in an early stage of development, and if the Company does not develop the necessary infrastructure to support its customers, its business could suffer or fail.  For example, sales and support and the corresponding infrastructure must be put in place to drive revenue.  Failure to put in that system would likely cause the business to fail.

The Company’s business plan is highly sensitive to many factors, and thus Company performance is not easily predictable.

Software development is a quickly changing environment and is sensitive to many factors, including competition with larger companies, market demand, research and development expenditures, and the ability to stay competitive in the applicable industry. Given these and other market factors, the Company cannot predict with certainty its short- and long-term performance and profitability. In addition, even if the Company achieves profitability, given these many factors affecting the Company’s business, the Company may not be able to maintain profitability in the future.

If the Company does not manage growth effectively, the Company’s business could be harmed.

Resource infrastructure and a significant sales plan will be required to realize the Company’s growth strategy. Operations growth will place significant demands on the management and other resources of the Company, which demands are likely to continue. To manage future growth, the Company will need to continue to attract, hire and retain highly skilled and motivated officers, managers and employees for:

1.	Sales, marketing, business development and customer service;
2.	Technical support, software development and integration;
3.	Operational and financial management; and
4.	Training, integrating and managing the growing employee base.

The Company may not be successful in selecting, managing or expanding its operations and markets or maintaining adequate management, financial and operating systems and controls. The Company may not be able to achieve desired geographic expansion without additional investment.

Experience of management may not be adequate to achieve projections.

While the Company’s officer has history in working with growth companies, there is no guarantee that such experience will ensure that the company will reach its projections.  Success in this industry has many factors that our management team cannot control: the general economy; rapid deployment of competitor offerings; ability to protect our intellectual property; and other macroeconomic factors. Our sole officer, Brandi L. DeFoor, does not have experience running a public corporation.

Risks Related To the Software Development for Online Appointments

Software development is intensely competitive, and if the Company fails to successfully compete in the online appointment scheduling market, its market share and business will be harmed.

The markets for the products and services offered by the Company are intensely competitive and characterized by rapidly changing technology and changing consumer demands.  There are many players in the healthcare software segment, many of which are large and have significant research and development and sales and marketing budgets and staff.  Large companies may at any time attain positions of competitive advantage that the Company will find difficult to counteract.  Because our industry is changing and evolving and we have limited operating history, our financial data will not likely reflect future operations.  There can be no assurance that the Company will be able to successfully compete with any current or potential providers of products and services competitive with those of the Company.

The Company’s success depends, in part, on its ability to protect, develop and rapidly deploy intellectual property.

Our intellectual property includes the content of our webstite, our back office solution and related software, our registered domain name, and our unregistered trademark.  Although the Company currently intends to pursue protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, software, business models and intellectual property. This could have a serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

If the Company is unable to adapt to the rapid technological change in its industry, the Company will not remain competitive and its business will suffer.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of web-based solutions and intense competition in the industry exacerbate these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its products. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must achieve significant market acceptance. The Company could also incur substantial costs if the Company needs to modify its service or infrastructures or adapt its technology to respond to these changes.

The health care software industry is subject to natural fluctuation.

The industry is subject to changes that fluctuate with the economy and governmental regulations.  There are other companies launching similar products.  If patient appointment numbers are down, the use of the Company’s products would be directly affected.  It is likely that the Company will be subject to these same types of performance fluctuations.

Risks Related To Regulations

The Company's failure to comply with existing regulations and future regulations could subject the Company to penalties.

The Company will provide products and services in multiple jurisdictions. The Company will be subject to The Health Insurance Portability and Accountability Act (“HIPAA”) of 1996 and the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH Act”).  The HIPAA Privacy Rules regulate the use and disclosure and security of patient information.  HITECH extends the privacy rules to business associates of companies covered by HIPAA.   Any failure of the Company to comply with HIPAA, HITECH and other existing regulations or regulations adopted in the future in those jurisdictions could subject the Company to penalties or litigation. Compliance matters could also increase the Company’s costs and affect the Company’s ability to meet its projections. The Company will assess federal (including HIPAA and HITECH) and local regulations and requirements for its products and services and may need to retain outside experts in order to ensure compliance with local and federal standards, particularly in the area of patient confidentiality.

Risks Related To Customers

The Company’s products are not yet proven with customers.

Until the Company has finished testing the beta version of the software and completes the EMR (electronic medical records) integration, there is uncertainty regarding the products’ acceptability to customers and physicians and as a result, their viability within the customers’ sales channels. In the event that acceptance is delayed, or in the event that customers promote competitive products, the Company would be seriously harmed.

Risks Related To The Offering And

The Purchase and Ownership of Stock

The Company will hold subscription funds in escrow during the Offering Period which may extend to August 15, 2011.

Subscription funds submitted by subscribers will be held at Freedom Bank in an escrow account by Seck & Associates LLC, the Company’s escrow agent, during the Offering Period which expires on August 15, 2011 unless earlier terminated by the Company. During such time, subscribers will have no right to the issuance of the shares for which they have subscribed. If the Company fails to receive subscriptions for at least the Minimum Offering Amount or terminates or withdraws the Offering for any reason or if the subscriber’s subscription is rejected in whole or in part for any reason, subscription funds will be returned to subscribers without any interest earned on the funds.

The Offering Price of the Shares is arbitrary.

The price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.  The Company can provide no assurance that the shares offered in the Offering will have a market value or that they can be sold at any price.

The Company has a lack of dividend payments.

The Company has no plans to pay any dividends in the foreseeable future. Accordingly, a shareholder may not get any economic benefit until the shareholder is able to sell his or her shares.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change of control transaction that could be beneficial to stockholders. As a result, the value of stock could be harmed. Purchasers should be familiar with the equity breakdowns among stockholders of the Company.

The Company’s management team will have broad discretion over the use of proceeds.

The Company’s management will retain broad discretion as to the allocation of the proceeds of this Offering, and the Company may not be able to invest these proceeds to yield a significant return.

Purchasers will experience immediate and substantial book value dilution.

The price of the Shares offered hereunder is expected to be substantially higher than the net tangible book value of each outstanding share of stock. Investors who purchase Shares in this Offering will suffer immediate and substantial dilution.

The Company may be subject to rights of preferred stockholders including mandatory redemption.

At some point in the future, the Company may authorize and issue preferred stock.  The Company’s preferred stock is “blank check preferred” which gives the Company’s board of directors the right to issue preferred stock without the shareholders’ approval.  This preferred stock would provide for rights and obligations of the preferred shareholders as defined solely by the board of directors.   The rights attached to preferred shares could affect the Company’s ability to operate, which could force the Company to seek other financing. Such financing may not be available on commercially reasonable terms or at all and could cause substantial dilution to existing stockholders.

Our Common Stock may be subject to “penny stock” rules which may be detrimental to investors because the “penny stock” rules may make it harder for our shareholders to sell their shares.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

There is Currently No Trading Market for our Common stock, and Liquidity of Shares of our Common Stock May Be Limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no significant public trading market is expected to develop in the foreseeable future.

Our Sole Director, Officer and Shareholder owns a Majority of the Common Stock and Will Continue to Own a Majority of the Stock After the Offering

Management (consisting solely of Brandi L. DeFoor at present) currently controls and votes 100% of our issued and outstanding common stock. Consequently, management has the ability to influence control of our operations and will have the ability to influence or control substantially all matters submitted to stockholders for approval after the Offering, including:

(a)	Election of the Board of Directors;
(b)	Removal of directors;
(c)	Amendment to the our certificate of incorporation or bylaws; and
(d)	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Brandi L. DeFoor will thus have substantial influence over our management and affairs and other shareholders possess no practical ability to remove management or effect the operations of our business.

We have the right to issue up to 75,000,000 shares of preferred stock, which may adversely affect the voting power of the holders of other of our securities and may deter hostile takeovers or delay changes in management control.

We may issue up to 75,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time. To date, we have not issued any shares of preferred stock. Our board of directors is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Forward-Looking Statements

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors, the Company’s reliance on independent manufacturers and suppliers, disruptions in the supply chain, the Company’s inability to protect its intellectual property, other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

Item 4. Use of Proceeds

Assuming 900,000 Shares are subscribed for in this Offering, and after netting anticipated Offering expenses, the net proceeds from the sale of the Shares will be approximately $150,250. If subscriptions are received for 550,000 Shares, and after netting anticipated Offering expenses, the net proceeds from the sale of the Shares will be approximately $80,250. If subscriptions are received for 200,000 shares, after netting anticipated Offering expenses, the net proceeds from the sale of the Shares will be approximately $10,250. The Company intends to use the net proceeds from the Offering primarily in the areas of (i) product development, (ii) marketing, advertising, and promotion, (iii) acquiring relationships with urgent care centers and physician groups and (iv) general working capital. In allocating the proceeds, the Company’s highest priority will be to continue developing the product. The Company launched the beta version of its product with sales expected to commence in the second quarter of 2011. After the product is tested and functional, the Company’s next priority will be to market, advertise and promote the product. The Company believes that receipt of only the Minimum Offering Amount will be sufficient to finalize the development and have a functional product. Receipt of the Minimum Offering Amount will support a lesser marketing and product promotion campaign which could result in slower sales of the product.  Receipt of proceeds from the Mid-Range Offering Amount or the Maximum Offering Amount would allow the Company to increase its marketing and advertising budget and provide for additional working capital. Set forth below is the Company’s proposed use of proceeds assuming the sale of the Minimum Offering Amount, the Mid-Range Offering Amount and the Maximum Offering Amount of the Shares are subscribed hereunder:

The following table sets forth the use of proceeds based on the proposed range of offerings:

	Use of Proceeds	Minimum Offering	Mid-Range Offering	Maximum Offering
a.	Research and Development	$8,250	$25,000	$50,000
b.	Marketing / Advertising /Promotion	$2,000	$15,000	$25,000
c.	Working Capital	$0	$40,250	$75,250
	Total Use of Net Proceeds:	$10,250	$80,250	$150,250

Research and Development

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
a.	Research and Development	$8,250(i)	$25,000(ii)	$50,000(iii)

The system is currently available for small privately held healthcare centers to handle online scheduling, continuous patient update, and the survey module.  The current architecture of the database allows for all upgrades when additional resources are available.  Such upgrades will be defined by trends in the market, improved technology and client feedback.

The bridge from our database to that of each individual EMR will have to be completed at the time of installation of new accounts.  An electronic portal or bridge will require mapping of the data fields from our system to that of the other vendors.

(i)

Minimum Offering.  With the system currently operating without any failures since its launch, performance testing and stabilization would be the primary goal with a minimum offering.  The site is currently operating with over 1,400 users and 250 online appointments scheduled each month.  One database administrator (“DBA”) hired for 40 hours of consulting would increase performance and solidify the structure. This cost would be $3,000.  That would allow the Company to engage a GUI interface consultant for 50 hours which would allow the Company to move forward in improving the client interface.  This cost would be $3,750. This would leave $1500 to use for web development.

(ii)

Mid-Range Offering.  In addition to the DBA performance increase, receiving the Mid-Range Offering Amount would allow the Company to improve its offering and develop system upgrades.

		Estimated
Task	Resource	Cost Per Hour (blended rate)	Hours	Costs
Database Administrator	Consultant hired hourly	$75.00		$3,000.00
GUI Interface	1 GUI	$75.00	120	$9,000.00
Web Developer	1 GUI	$62.50	60	$3,750.00
Overall Graphics	Outsource to Marketing firm			$5,500.00
Allowances for Overages		20%		$3,650.00
Total				$21,900.00

(iii)

Maximum Offering.  Receiving the Maximum Offering Amount would allow for the developments described in (i) & (ii) with the addition of the development of a fully integrated EMR. Current systems available do not include the online client portion already developed in our operational site.  This portion of completed code would expedite the development of the full product and would increase our credibility and service offering in the industry.  Our estimates below describe the timeframes and costs related to upgrading our system;

		Estimated
Task	Resource	Cost Per Hour (blended rate)	Hours	Costs
Min & Mid Offering Upgrades				$21,900.00
Requirements gathering	1 SQL DBA | 1 GUI	$75.00	40 (x 2)	$6,000.00
Database Development	1 SQL DBA	$75.00	40	$3,000.00
GUI Interface	Outsourced Offshore	$20.00	200	$4,000.00
Beta Testing & Rework	1 GUI | 1 Analyst	$62.50	40 (x2)	$6,000.00
Installation & Training	1 Analyst	$40.00	40	$1,600.00
Graphics	Outsource to Marketing firm			$2,500.00
Allowances for Overages on Maximum Offering		20%		$4,420.00
Total				$49,420.00

The costs saved or any overages will come from the reserve set aside in working capital.

Marketing/Advertising/Promotion

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
b.	Marketing / Advertising /Promotion	$2,000(i)	$15,000(ii)	$25,000(iii)

We are currently in the development stage of marketing, sales and promotion strategies. Initially, it appears that the most cost-effective way to generate sales will be to direct as many users as possible to the Company’s website.  The site should be developed in a manner which would allow screens to be exported to media for distribution.

(i)

Minimum Offering.  With such limited funds, we will focus attention on direct sales through local, free, physician events to maximize our exposure. Two tradeshows in the region would cost around $1,500.00 and should enable enough interaction to determine the best qualities needed to recruit commissioned sales representatives.

(ii)

Mid-Range Offering.  In addition to the efforts described in (i), our goal in the Mid-Range Offer would be to engage an experienced search engine optimization (“SEO”) company in the medical space to create a plan for increasing our Google ranking and created an ad word campaign.

(iii)

Maximum Offering.  In addition to the efforts described in (i) and (ii), we would institute our full marketing campaign.  Direct mail, industry print ads and paid articles would utilize the remaining funds.

Working Capital

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
c.	Working Capital		$40,250	$75,250

Working capital will be utilized to fund the day to day operations and serve to mitigate any overage or shortfalls in the other categories. After receiving a Mid-Range Offering Amount or Maximum Offering Amount, our first hire will be a part time Customer Service Representative to assist with the current client, manage the marketing effort and back up the research and development efforts to ensure efficient use of contractors.  Commissioned Sales Representatives will be recruited through various free online tools to service the opportunities generated by the marketing/advertising efforts.

Expenses Related to the Offering

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
c.	Expenses Related to the Offering	$29, 750.00	$29,750.00	$29,750

Expenses related to the offering are detailed in the chart below.  These fees are estimates and any variances will be covered from Working Capital in the Mid-Range Offering Amount and from Marketing and Product development in the Minimum Offering Amount.

SEC registration fee	$21.00
Blue Sky fees and expenses	$350.00
Printing and shipping expenses	$100.00
Legal fees and expenses	$25,750.00
Accounting fees and expenses	$3,000.00
Transfer agent and miscellaneous expenses	$529.00
Total	$29,750.00

Item 5. Determination of Offering Price.

Prior to this Offering, there has been no market for our common stock. The Offering Price of the Shares offered hereunder was arbitrarily determined by the Company and bears no direct relationship to the value of our assets, book value, net worth, historical or prospective earnings, actual results of operations, trading price of our stock, or any other recognized criteria of value. The Offering Price of the Shares should not be considered as an indication of the actual or trading value of a share of our common stock.

Item 6. Dilution.

Our net tangible book value, which we have defined as total assets, minus goodwill and tangible assets, less total liabilities, as of December 31, 2010, was $3,269 or $0.001 per share of common stock.  The pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding, including shares of common stock issued upon the completion of this Offering.  Dilution in pro form net tangible book value per share to new investors in this Offering represents the difference between the amount per share paid by purchasers of common stock in this Offering and the pro forma, as adjusted, net tangible book value per share of common stock immediately after the completion of this Offering.

	Net Tangible Book Value
	Before Offering	After Minimum Offering	After Mid-Range Offering	After Maximum Offering
Shares Outstanding	3,100,000	3,300,000	3,650,000	4,000,000
Net Tangible Book Value	.001	.001	.001	.001
Increase in Net Tangible Book Value Attributable to Cash from Shareholders	$0	$0	$0	$0
Tangible Net Book Value Dilution absorbed by shareholder	$0	$0	$0	$0

Our sole shareholder currently owns 100% of the authorized and issued shares of the Company.  Our sole shareholder will continue to own 3,100,000 shares of common stock after the Offering and will be diluted as a result of the Offering.  After the Minimum Offering, each common share will have a value of $0.013 per share, with the Mid-Range Offering, the value will be $0.03 and with the Maximum Offering, the value will be $0.045.

The following table shows the Company’s capitalization prior to the Offering and if the Company sells its Minimum Offering Amount, its Maximum Offering Amount, and an Offering Amount between those two numbers.

	Minimum Offering				Mid-Range Offering				Maximum Offering
	Number of Shares	Percent Of Outstanding Shares	Amount	Percent of Consideration	Number of Shares	Percent of Outstanding Shares	Amount	Percent of Consideration	Number of Shares	Percent Of Outstanding Shares	Amount	Percent of Consideration
Brandi L. DeFoor	3,100,000	93.9%	$3,100	7.1%	3,100,000	82.2%	$3,100	27.4%	3,100,000	77.5%	$3,100	16.9%
New Investors	200,000	6.1%	$40,000	92.9%	550,000	17.8%	$110,000	72.6%	900,000	22.5%	$180,000	83.1%
Total Outstanding at each Offering Level	3,300,000	100.0%	$43,100	100.0%	3,650,000	100.0%	$113,100	100.0%	4,000,000	100.0%	$183,100	100.0%

We will require additional capital in order to achieve our business plan. Our most likely source of additional capital will be through the sale of additional shares of common stock. The sale of additional shares of common stock will result in dilution to our existing stockholders and will negatively affect the value of an investor’s Shares.

Item 7. Selling Security Holders.

The shares being offered for sale consist of shares of the Company’s authorized but unissued common stock.  The Offering includes no selling shareholders.

Item 8. Plan of Distribution.

General

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate if or when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, such market may not be sustained in the future. Accordingly, the Shares should be considered totally illiquid, which inhibits investors’ ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company’s operating results, announcements of technological innovations, new products and/or services or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards or regulatory requirements affecting the insurance business, general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company’s common stock.

The Offering

The Company is offering to sell a minimum of 200,000 Shares and a maximum of 900,000 Shares pursuant to the terms of this Prospectus in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The Offering Price is $0.20 per Share. The Offering Period will begin on the date this registration statement is declared effective by the Securities and Exchange Commission and will expire on August 15, 2011. We may, within our sole discretion, terminate the Offering prior to the end of the Offering Period. No subscription will be accepted unless payment is received by August 15, 2011. The closing of the Offering and the disbursement of funds are conditioned upon our receipt of subscriptions aggregating no less than $40,000, the Minimum Offering Amount. The minimum dollar amount of Shares that may be purchased by any subscriber is $1,000, unless the Company waives this minimum dollar requirement.

Until the Company receives and accepts subscriptions for a minimum of $40,000, all subscription funds will be held by the Company at Freedom Bank in an escrow account in the name of Seck & Associates LLC, as escrow agent. If subscriptions for at least $40,000 have not been received before the expiration of the Offering Period, all subscription funds will be returned to the subscribers, without any interest earned on the funds. If an investor subscribes for at least $1,000 and its subscription is accepted by Company, the subscription funds, together with any interest earned on the funds, will be drawn upon and used by the Company following the closing of the Offering.

The affiliates, officers, directors, employees and stockholders of the Company reserve the right at their option to purchase Shares, but all such purchases shall be without discount and at the full Offering Price per Share. Any such purchase will be counted in determining if the Minimum Offering Amount has been satisfied.

Shares will be sold through the efforts of the officer and director of the Company.  Our sole director and officer is not a broker-dealer in reliance on the safe harbor Rule 3a4-1 of the Securities and Exchange Act of 1934. There will be no participation by underwriters or broker-dealers. The Shares will be qualified or registered for sale under the “blue sky” laws of certain states. The states in which the Company currently plans to offer the Shares include Kansas and Missouri.

Expenses of Offering

The Company will pay all of the costs and expenses in connection with the Offering, including but not limited to all expenses incurred to prepare, reproduce or print this Prospectus, legal expenses and other expenses incurred in qualifying the Offering for sale under federal securities laws and applicable state securities, or “blue sky,” laws. It is estimated that the expenses of the Offering will not exceed $29,750.

Subscription Procedures

If after carefully reviewing and studying this Prospectus, you desire to purchase Shares, you must do the following:

(1) Complete, execute, date and deliver to us the Subscription Agreement which accompanies this Prospectus.

(2) Forward the Subscription Agreement to David S. Brown, Seck & Associates LLC, 7285 W. 132nd Street, Suite 240, Overland Park, KS 66213 with a wire transfer to Freedom Bank in an amount equal to the total purchase price for the number of Shares you desire to purchase, as per the following instructions:

Freedom Bank
FED ABA# 17 147 6 ACCOUNT #4003134
C/O SECURE NetCheckIn Inc. Escrow

All wire transfers should be accompanied by a facsimile notification of the wire to the attention of David S. Brown at 800.976.9425.

All funds received in connection with the sale of the Shares shall be held until Closing in escrow by Seck & Associates LLC, as escrow agent for the Company, at Freedom Bank.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part for any reason or for no reason. We will return all monies from rejected subscriptions to the subscriber without interest or deduction.

Legal Proceedings

There are no pending, nor to our knowledge threatened, legal proceedings against the Company.

Directors and Officers

The directors of the Company hold office for annual terms and will remain in their positions until successors have been elected and qualified. The officers are appointed by the board of directors of the Company and hold office until their death, resignation or removal from office. The ages, positions held, and duration of terms of the directors and executive officers are as follows:

Name	Age	Position

Brandi L. DeFoor	40	Director, President and Chief Executive Officer

Brandi L. DeFoor, Director, President, Chief Executive Officer:

Brandi L. DeFoor is a Director, President and Chief Executive Officer of SECURE NetCheckIn Inc. Ms. DeFoor has been the Company’s sole shareholder, officer and director since the Company’ inception. Ms. DeFoor earned a Bachelor’s of Business Administration (1993) from the University of Missouri at Kansas City.  Ms. DeFoor was a technical recruiter at DCI from 1994 to 2001.  From 2001 to 2008, Ms. DeFoor served as a consultant in the design, development, and implementation of primebyte.com, an online human resources tool focused on the complex reporting requirements of HIPAA and Sarbanes-Oxley.  Ms. DeFoor currently operates as an independent consultant assisting companies with technology and operations issues on an ad hoc basis.

Term of Office

Our directors are appointed for one-year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Director Independence

Our determination of independence of directors is made using the definition of ‘‘independent director’’ contained under Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority (“FINRA”). However, we are not at this time required to have our board comprised of a majority of “independent directors” because we are not subject to the listing requirements of any national securities exchange or national securities association.

Employees

At the present time, we have no paid employees. Brandi L. DeFoor, our President and Chief Executive Officer, is currently managing the start-up operations of the Company without compensation.  Brandi L. DeFoor has no experience managing a public company.

Beneficial Ownership

The following table sets forth certain information as of the date of this Prospectus and following the Offering with respect to the beneficial ownership of the outstanding common stock of the Company by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The percentage of class is based on 3,100,000 shares of common stock issued and outstanding as of the date of this Prospectus. Unless otherwise indicated below, the address for each individual is 13118 Lamar, Overland Park, KS 66209.

			Following the Offering at the Level of Shares Sold
	Prior to Offering		Minimum Offering		Mid-Offering		Maximum Offering
	Amount of Beneficial Ownership	Percent of Class	Amount of Beneficial Ownership	Percent of Class	Amount of Beneficial Ownership	Percent of Class	Amount of Beneficial Ownership	Percent of Class
Brandi L. DeFoor	3,100,000	100%	3,100,000	93.9%	3,100,000	82.2%	3,100,000	77.5%

Directors And Executive Officers as a Group (1 person)		100%		93.9%		82.2%		77.5%

Item 9. Description of Securities to be Registered.

The following statements are qualified in their entirety by reference to the detailed provisions of our Amended and Restated Articles of Incorporation and Bylaws. The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Stock

The authorized capital stock of the Company is 500,000,000 shares of capital stock. The board of directors authorized 425,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 75,000,000 shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).

Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such Preferred Stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into the common stock of the Company and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

As of the date of this Prospectus, there are 3,100,000 shares of common stock issued outstanding. There are no outstanding shares of Preferred Stock. As of the date of this Prospectus, there is one (1) holder of record of the Company’s common stock, who is an affiliate of the Company.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Voting Rights

Each shareholder is entitled to one (1) vote for each share of voting stock. Shareholders are not entitled to cumulative voting rights.

Dividend Policy

We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Accordingly, shareholders will not get a financial benefit from owning our shares until the shares are sold, which may be difficult because there is no market for our shares and there is only a small chance that there will be a market for our shares.

Transfer Agent

The transfer agent for our common stock will be Empire Stock Transfer Inc. upon completion of this Offering. Its address and telephone number are 1859 Whitney Mesa Drive, Henderson, NV 89014, 702.818.5898. Until the present time, we have acted as our own transfer agent and registrar.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Item 10. Interests of Named Experts and Counsel.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Our Amended and Restated Articles of Incorporation and Bylaws provide for the indemnification of the Company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 11. Information with Respect to Registrant.

Company Overview

SECURE NetCheckIn Inc. is a corporation, incorporated in the State of Nevada on October 12, 2010. The Company's principal office is located at 13118 Lamar Ave, Overland Park, KS 66209. Our telephone number there is 913.945.1290.  All operations, from administration to product development, take place at this location.

The Company offers a product that is a web-based portal where patients can input healthcare and insurance information and make appointments with their medical provider using our online system.  Currently, patients call their physicians to get appointment times.  The product being developed by the Company allows patients to make appointments online and to get a text within a defined period of time letting the patient know what time the doctor will see him or her.  This eliminates the need for patients to wait in physician waiting rooms for the physician. The Company currently has one beta testing partner, an urgent care facility where 1409 unique users have used our product as of May 2011.  We are working to negotiate a contract with our beta testing partner, which we anticipate will be entered into on or before July 1, 2011.  We will continue to work to attract other clients to use our service.

Organizational Structure

Our President and Chief Executive Officer, Brandi L. DeFoor, is the only individual currently participating in the Company’s start-up activities. At present, she is contributing less than 10 hours per week, without compensation, to handle the operational business functions including corporate administration and overseeing the development of the company’s products. We do not anticipate at this time that our management will change although the Company does not have an employment agreement with Ms. DeFoor.

Upon the successful acquisition of funding or an increase in sales, we plan to expand the current staff by adding employees with sales expertise. We anticipate the cost of each of these sales positions to be approximately $50,000.00 per year in commissions, and we may choose to compensate these employees with consideration other than cash, such as shares of common stock or options to purchase shares of common stock.

Assuming the availability of funds from this Offering or future sales of products, we expect to hire employees to fill the following positions:

Director of Sales & Marketing

Physician Liaison

SQL DBA – Database Administrator

Microsoft Certified .Net Systems Developer

We would also like to retain commissioned sales representatives, partner with a regional healthcare producer, or integrate with an established EMR (“Electronic Medical Records”) company who does not currently have a scheduling or notification system to cross-sell our services. As sales increase, we will be in a position to add customer service representatives to handle inbound calls, handle setup, and assist in operational troubleshooting.

Products and Services

The mission of the Company is to provide cutting edge technology to change the paradigm of the typical office visit experience from the scheduling to the exit of the visit.  Our product is designed around a “software as a service” model.  Both our code and the customers data resides on our server and is accessed through the internet.  The customer never takes control or gets any rights to the software code.  Clients can download their data at any time through a utility provided by our software.  The Company anticipates that it will offer the service to clients on a monthly payment schedule.

Client interface with our product is web-based, and so access is available via smart phone, iPad or web browser.  Patients can search open appointments within a metropolitan region or within a certain physician’s group office.  When an appointment time fits the patient’s searched criteria, the patient will have the ability to reserve the time and complete a pre-screening process to expedite registration upon arrival at the facility.  Specifically, patients can enter healthcare and insurance information at the site which eliminates the hand-written process often used by physicians.  The pre-screening process include a repository of family information, insurance information, and past medical issues which may assist in the delivery of healthcare.  This information will be available for future appointments, stored online and accessible by the patient anytime via login and password.

Participating facilities will have the ability to view the scheduled appointments, import the patient information and communicate with the patient via electronic media such as smart phones and iPads.

Throughout the time the consumer enters the appointment until the time the patient arrives at the facility, the system tracks a patient queue.  Our product allows our client to define the rate at which the patients are requested to begin their transportation to the facility, and updates patients with any delays based on unforeseen complications.  This allows clients to keep their waiting rooms free of patients with sickness, and to increase the efficiency of client arrival to encounter with a provider.

The system completes the process by creating and recording a post-visit survey.  The survey provides critical feedback for physicians and facility managers to evaluate performance.  Clients have the ability to utilize one of the standard surveys or define questions themselves based on their practice.

Beta Version Test Site

We have provided our system to our beta test partner at no cost, provided that they offer reasonable testing feedback during the test period.  We are currently working on a contract with our beta test partner to become a paying client on or around July 1, 2011.

At the beta testing facility, as of May 2011, 1409 unique users have accessed our web-based portal. During our beta testing, we have rebooted the system three times, after hours, to perform maintenance and system upgrades.  We have had meetings and received feedback from our beta testing partner regarding their patients’ experience using the site.  That information has been used to make improvements and upgrades to the system.

Startup and Plan of Operation

Research and Development

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
a.	Research and Development	$8,250(i)	$25,000(ii)	$50,000(iii)

The system is currently operating for a small privately held urgent care center to handle online scheduling, continuous patient update, and the survey module.  The current architecture of the database allows for all upgrades when additional resources are available to complete them.  Our current offering allows patients to choose appointments available at only the beta testing facility.  Future generations of our product offering will allow the patient to search from a much broader range of criteria and from more than just a single facility.  Additional search criteria will allow patients to search physicians by specialty which should increase usability.

The bridge from our database to that of each individual EMR will have to be completed at the time of installation of new accounts.  An electronic portal or bridge will require mapping of the data fields from our system to that of the other vendors.

(i)

Minimum Offering.  With the system currently operating without any failures since its launch, performance testing and stabilization would be the primary goal with a minimum offering.  The site is currently operating with over 1,400 users and 250 online appointments scheduled each month.  One database administrator (“DBA”) hired for 40 hours of consulting would increase performance and solidify the structure.

(ii)

Mid-Range Offering.  In addition to the DBA performance increase, a Mid-Range Offering would result in the development of system upgrades to allow for an improved web design and back office functionality.

		Estimated
Task	Resource	Cost Per Hour (blended rate)	Hours	Costs
GUI Interface	1 GUI	$75.00	120	$9,000.00
Web Developer	1 GUI	$62.50	60	$3,750.00
Overall Graphics	Outsource to Marketing firm			$5,500.00
Allowances for Overages		20%		$3,650.00
Total				$21,900.00

(iii)

Maximum Offering.  The Maximum Offering Amount would allow for the developments described in (i) & (ii) with the addition of the development of a fully integrated EMR. Current systems available do not include the online client portion already developed in our operational site.  This portion of completed code would expedite the development of the full product and would increase our credibility and service offering in the industry.  Our estimates below describe the timeframes and costs related to upgrading our system;

		Estimated
Task	Resource	Cost Per Hour (blended rate)	Hours	Costs
Min & Mid Offering Upgrades				$21,900.00
Requirements gathering	1 SQL DBA | 1 GUI	$75.00	40 (x 2)	$6,000.00
Database Development	1 SQL DBA	$75.00	40	$3,000.00
GUI Interface	Outsourced Offshore	$20.00	200	$4,000.00
Beta Testing & Rework	1 GUI | 1 Analyst	$62.50	40 (x2)	$6,000.00
Installation & Training	1 Analyst	$40.00	40	$1,600.00
Graphics	Outsource to Marketing firm			$2,500.00
Allowances for Overages on Maximum Offering		20%		$4,420.00
Total				$48,420.00

The costs saved or any overages will come from the reserve set aside in working capital.

Marketing/Advertising/Promotion

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
b.	Marketing / Advertising /Promotion	$2,000(i)	$15,000(i)	$25,000(iii)

We are currently in the development stage of marketing, sales and promotion strategies. Initially, it appears that the most cost-effective way to generate sales will be to direct as many users as possible to the Company’s website.  The site should be developed in a manner which would allow screens to be exported to media for distribution.

(i)

Minimum Offering.  With such limited funds, we will focus attention on direct sales through local, free, physician events to maximize our exposure. Two tradeshows in the region would cost around $1,500.00 and should enable enough interaction to determine the best qualities needed to recruit commissioned sales representatives.

(ii)

Mid-Range Offering.  In addition to the efforts described in (i), our goal in the Mid-Range Offer would be to engage an experienced search engine optimization (“SEO”) company in the medical space to create a plan for increasing our Google ranking and created an ad word campaign.

(iii)

Maximum Offering.  In addition to the efforts described in (i) and (ii), we would institute our full marketing campaign.  Direct mail, industry print ads and paid articles would utilize the remaining funds.

Working Capital

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
c.	Working Capital		$40,250	$75,250

Working capital will be utilized to fund the day to day operations and serve to mitigate any overage or shortfalls in the other categories.  With a Mid-Range or Maximum Offering, our first hire will be a part time Customer Service Representative to assist with the current client, manage the marketing effort and back up the Research and Development efforts to ensure efficient use of contractors.  Commissioned Sales Representatives will be recruited through various free online tools to service the opportunities generated by the marketing/advertising efforts.

Expenses Related to the Offering

	Use of Proceeds	Minimum Fees	Mid-Range Offering	Maximum Offering
c.	Expenses Related to the Offering	$29, 750.00	$29,750.00	$29,750

Expenses related to the offering are detailed in the chart below.  These fees are estimates and any variances will be covered from Working Capital in the Mid-Range Offering and from Marketing and Product development in the Minimum Offering.

SEC registration fee	$21.00
Blue Sky fees and expenses	$350.00
Printing and shipping expenses	$100.00
Legal fees and expenses	$25,750.00
Accounting fees and expenses	$3,000.00
Transfer agent and miscellaneous expenses	$529.00
Total	$29,750.00

Sales Strategies

We are currently in the development stage of creating our sales methodology.  Initially, it appears the most cost effective way to generate sales will be to direct as many users as possible to our Company’s website.  The site will need to have the pertinent information to entice a potential user to request information.  The site should also contain in a manner which would allow screens to be exported to media for distribution.

Technology / Platform

The beta testing environment and the development server reside on a server co-located at godaddy.com.  The website is currently developed in Microsoft Visual Web Developer 2010 Express for the forward facing pages and SQL Server 2008 for the back end database.  Developed pages are served via IIS on a Windows Server 2008 box.  The security certificate offers RSA (2,048 bit) encryption.

The Company operates under the software as a service “SaS” model.  Customer and users access the system from any internet connection worldwide.  The Company hosts the software and allows the customers access to their specific data.  The customers and users will not have a contractual right to take possession of the software.

Future Products and Services.

As the number of users of our product grows, insurance related marketing opportunities should be available.  The insurance industry spends some of the highest per client acquisition costs for targeted data. We may have the opportunity to have advertising on our site which would further drive revenue.

If we are able to capture market share and move into the fully integrated EMR portion of the industry, there are a variety of ancillary data storage opportunities in the market.  Online personal health records would be a natural progression for expanding the product offering.

Market Needs

According to recent statistics from HIMSS (Healthcare Information and Management Systems Society), only 0.5% of U.S. hospitals currently have a complete EMR system that provides data continuity throughout the institution.  While institutions are focusing on the implementation of such systems, it is our belief that if we are able to offer a remote solution and seamlessly integrate with their current systems while decreasing the wait time for patients, we would be in a position to lead the industry.

Market Trends

Demand for healthcare services will begin to outpace supply of trained healthcare professionals. Hospitals and other healthcare facilities will need to make more effective use of their staff to ensure all shifts are covered appropriately. Outside help and temporary staffing won't always be readily available. And, when it is, the urgent care facility will be charged a premium for their services. Workforce management and advanced scheduling technology can help the urgent care facility reduce labor costs and turnover, while improving productivity and patient satisfaction.

Personal Health Records (“PHRs”), once rejected by providers and academics, are quickly becoming recognized as a viable method in which to transport patient data and will complement EMRs and EHRs (electronic health records) through systems which are easily integrated with open architecture.  Advances in secure personal storage, smart card, and software technology will help drive this trend.

Market Growth

The shift to EMRs and EHRs has already taken off, but even now there is plenty that needs to be done. This is because the task at hand is sizable and can only be completed if the necessary financial and logistical support is made available to all of the parties involved. It is estimated that over $140 Billion will be spent every year in the some type of EMR conversions.

With increased digitization (the process of moving from paper to electronic records), it has now become easier to manage medical records that have become more comprehensive.  These records can include everything from patient information to diagnostic care and prescription data. As of now, electronic medical records are being used for a wide variety of purposes such as for getting multiple views on diagnostic care and treatment, for assessing preventive measures for various illnesses, and for assessing the outcome of clinical trials and research. They are also being used for assessing eligibility for health insurance plans, claims settlements, and financial lending. Apart from these, electronic medical records are helping medical research organizations to keep a tab on common ailments and their prevalence in specific areas such as county, state, national and international levels.

Competition

There are multiple competitors in each segment of the industry, from small local players to giants like Google Health, which is a repository where individuals may store their own medical records. There are several online physician scheduling companies like AMiOn. and Physician Schedule.  There are many EMR software providers such as Cerner and Intivia.  So for each segment of the Company’s product offering there are many competitors

The Company will work toward finding its niche in this rapidly changing market by providing a superior customer experience, highly reliable software, strong support and enhanced compliance.  We will also use direct marketing, educational newsletters and other traditional marketing methods to increase sales and to better compete in this market.  We will drive business to our website through the implementation of search engine optimization techniques.

This competition could adversely impact our ability to successfully get clients and grow the Company’s revenue.

Laws and Regulations

The Company will be subject to The Health Insurance Portability and Accountability Act (HIPAA) of 1996.  Specifically, the HIPAA Privacy Rules governs the use and disclosure of patient information.

Management's Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and plan of operation should be read in conjunction with the Company’s financial statements, the notes to those statements and the information included elsewhere in this Prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company plans to develop its business in three stages: (1) validate market demand through continued development of the operating beta test site within the urgent care center; (2) develop a specific plan to increase the usability of the product from the comments acquired from the center; and (3) leverage the current relationships with the providers within the center to begin negotiations with associate providers.  In the event that the Minimum Offering Amount is raised in this Offering, the proceeds received will provide the means for the Company to continue testing and allow for limited marketing. If the Company raises the Maximum Offering Amount, those proceeds will be used for the same purposes, but the Company will be able to proceed with product development while increasing the budget for a broader promotional campaign.

Plan of Operation

We are a start-up company with limited beta testing operations and anticipate that we will begin generating revenue in the second quarter of 2011 with our current beta testing partners, and possibly others.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up phase of development, have generated no revenue from operations and cannot guarantee we will be successful in our business operations.

Liquidity and Capital Resources

We are attempting to raise money from this Offering to generate cash to begin operations. As of December 31, 2010, our total assets were $10,008, and our total liabilities were $6,760.

The Company has no firm cash commitments for capital expenditures and is expending no capital pending completion of this Offering. The Company’s anticipated capital requirements are modest in part due to characteristics inherent to the way the Company is managing its software development. The Company will use godaddy.com for website hosting and has no associated infrastructure cost. The Company expects that the minimum proceeds from this Offering will be sufficient to support its business plan for twelve months. If the Company receives proceeds in excess of the Minimum Offering Amount, the pace at which the Company can pursue its business plan will be accelerated. Initially, the Company anticipates conducting marketing efforts through the use of outside sales representatives on a commission basis. If it receives only minimum proceeds, the Company will limit the number of markets it can target in initial promotional product campaigns. The Company is in its development stage and has limited operations. As such, the Company has no historical periods with which to compare anticipated capital requirements in the future. The Company will use the proceeds from this Offering to support its capital requirements. To the best of the Company’s knowledge, it is not aware of any event or future trend which would cause the Company’s anticipated capital requirements to exceed the Minimum Offering Amount.

The Company anticipates generating revenue from the conversion of the beta test client into a revenue producing customer.  The Company anticipates this occurring on or around July 1, 2011.

Important Assumptions

The recent trend in web-based consumer solutions should benefit the Company; however, the physician practices may be resistant to change thereby reducing the Company’s chance for success.

Description of Property

The Company owns no real estate. SECURE NetCheckIn Inc. is currently utilizing space in Overland Park, KS. The property is owned by our President and Chief Executive Officer, Brandi L. DeFoor, and the Company presently pays no rent to occupy the space. There is no obligation for or guarantee that this arrangement will continue in the future.

The website is co-located with www.godaddy.com to insure favorable service times while offering the flexibility of increasing data storage and bandwidth without the delay of acquisition and installation of owned services. When revenues and/or raised capital allows, a development environment will be created within the physical location to speed access. Long term, the Chief Technology Officer will make a determination as to the operational location of the production website.

Experts

The financial statements of SECURE NetCheckIn Inc. as of December 31, 2010 and for the period from October 12, 2010 (inception) through December 31, 2010, included in this Registration Statement have been audited by Weaver & Martin, LLC, independent registered public accounting firm, and have been so included in reliance upon the report of Weaver & Martin, LLC given on the authority of such firm as experts in accounting and auditing.

Certain Relationships and Related Transactions

Since inception, the following transactions were entered into with our shareholders.

Our sole shareholder, Brandi L. DeFoor, acquired her shares with the intent to hold the shares for investment purposes and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws.  The certificate was issued with a restrictive legend with respect to the issuance of securities pursuant to exemptions from registration requirements under the Securities Act.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate if or when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company’s operating results, announcements of technological innovations, new products and/or services or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards or regulatory requirements affecting the insurance business, general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company’s common stock.

Shareholders of Our Common Shares

As of the date of this Prospectus, we have one shareholder of record.

Rule 144 Shares

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this Prospectus, 3,100,000 shares of common stock are issued and outstanding. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

Upon the date this Registration Statement becomes effective, a total of 900,000 shares of our common stock will become available for sale to the public. The 3,100,000 shares of common stock outstanding as of the date of this Prospectus are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering. Pursuant to Rule 144 under the Securities Act, at such time as the Company has become a reporting issuer under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, these restricted shares will become available for resale to the public at the rate of one percent (1%) of total issued and outstanding shares of the Company during a three-month period. In general, under Rule 144, as amended, an affiliate of a reporting company may resell restricted securities after a six-month holding period, subject to the current public information requirements, volume limitations, manner of sale requirements and notice of proposed sale requirements.

As of the date of this Prospectus, one person, Brandi L. DeFoor, holds 100% of our outstanding shares of common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to any holder of shares of our common stock.

Dividends

There are no restrictions in our Amended and Restated Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Brandi L. DeFoor, the Company's sole officer and director, does not receive any compensation for her services rendered to the Company since inception, has not received such compensation in the past and is not accruing any compensation pursuant to any agreement with the Company. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.  There are also no arrangements or plans to provide retirement, pension or similar benefits. We do not currently have any bonus or incentive plans available. However, stock options may be granted at the direction of the board of directors.

Reports to Security Holders

We have filed with the SEC a registration statement (the “Registration Statement”) on Form S-1/A (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

Dealer Prospectus Delivery Obligation

Until __________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Financial Statements

Our fiscal year end is December 31, 2011. We will provide audited financial statements to our shareholders on an annual basis as prepared by the Company’s independent certified public accountant.

SECURE NETCHECKIN INC.

AS OF DECEMBER 31, 2010

AND FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION)

THROUGH DECEMBER 31, 2010

(AUDITED)

Financial Statements

To the Board of Directors and Shareholders

SECURE NetCheckIn Inc.

Overland Park, Kansas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of SECURE NetCheckIn Inc. (the “Company”) (A Development Stage Company) as of December 31, 2010 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 12, 2010 (inception) to December 31, 2010.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SECURE NetCheckIn Inc. as of December 31, 2010, and the results of its operations, changes in stockholders’ equity, and cash flows for the period from October 12, 2010 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a loss from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weaver & Martin, LLC.
Kansas City, Missouri
March 28, 2011

SECURE NETCHECKIN INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	April 30, 2011 (Unaudited)	December 31, 2010 (Audited)
ASSETS
CURRENT ASSETS
Cash	$41	$79
TOTAL CURRENT ASSETS	$41	$79

Deferred offering costs	$6,760	$6,760
Intellectual Property – Software	$3,169	$3,169
TOTAL ASSETS	$9,970	$10,008

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,760	$6,760
TOTAL CURRENT LIABILITIES	$6,760	$6,760

Commitments and contingencies (Notes 2, 4, 5, 6, 7, 8 and 9)

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, Authorized: 75,000,000 shares, Issued and outstanding: None		-
Common stock, $0.001 par value, Authorized: 425,000,000 shares, Issued and outstanding: 3,100,000 shares	$3,100	$3,100
Additional Paid in Capital	$169	$169
Deficit accumulated during the development stage	$(59)	$(21))
TOTAL STOCKHOLDERS' EQUITY	$3,210	$3,248
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,970	$10,008

The accompanying notes are an integral part of the financial statements.

SECURE NETCHECKIN INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

	For the period from	For the period from	For the period form
	January 1, 2011	October 12, 2010	October 12, 2010
	To	(Inception) to	(Inception) to
	April 30, 2011	December 31, 2010	April 30, 2011
REVENUE	$0	$0	$

EXPENSES
General and administrative
Bank Charges	$38	$21	$59
Total Expenses	$38	$21	$59
NET (LOSS)	$(38)	$(21)	$(59)

NET LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	3,100,000	3,100,000	3,100,000

The accompanying notes are an integral part of the financial statements.

SECURE NETCHECKIN INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD OCTOBER 12, 2010 (INCEPTION) TO DECEMBER 31, 2010 (Audited)

FOR THE FOUR MONTHS JANUARY 1, 2011 THROUGH APRIL 30, 2011 (Unaudited)

				Deficit Accumulated
	Common Stock		Additional	During the	Total
	$0.001 Par Value		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Deficit
Balance ,October 12, 2010	0	$0	$0	$0	$0

Shares issued at $0.001 per share on October 12, 2010	3,100,000	$3,100	$169	-	$3,269

Net Loss, period ended December 31, 2010	-			(21)	$(21)
Balance, December 31, 2010	3,100,000	$3,100	$169	$(21)	$3,248

Net Loss, period January 1, 2011 to April 30, 2011	-	-	-	(38)	$(38)
Balance, April 30, 2011	3,100,000	$3,100	$169	$(59)	$3,210

The accompanying notes are an integral part of the financial statements.

SECURE NETCHECKIN INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

	For the	For the period from
	Four Months	October 12, 2010	For the period from
	Ended	(Inception) to	October 12, 2010
	April 30, 2011	December 31, 2010	(Inception) to
	(Unaudited)	(Audited)	April 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)	$(38)	$(21)	$(59)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Increase) in deferred offering costs		$(6,760)	(6,760)
Increase in accounts payable		$6,760	6,760
NET CASH PROVIDED BY OPERATING ACTIVITIES	$(38)	$(21)	$(59)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock		$100	$100
NET CASH PROVIDED BY FINANCING ACTIVITIES		$100	$100

INCREASE (DECREASE) IN CASH	$(38)	$79	$41

CASH, BEGINNING OF PERIOD	$79	$0	$0

CASH, END OF PERIOD	$41	$79	41

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

SUPPLEMENTAL NON-CASH TRANSACTIONS:
Intellectual property contributed for stock	$0	$3,169	$3,169

The accompanying notes are an integral part of the financial statements.

SECURE NETCHECKIN INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND APRIL 30, 2011

NOTE 1 – ORGANIZATION, BUSINESS OPERATIONS, AND BASIS OF PRESENTATION

The interim financial statements, for the four months ended April 30, 2011, included herein, presented in accordance with United States generally accepted accounting principles, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2010.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results

SECURE NetCheckIn Inc. (the "Company") was incorporated in the State of Nevada on October 12, 2010. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to offer a web-based back office scheduling and appointment management system for urgent care centers or physicians’ offices.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no business operations and has negative working capital and minimal stockholders’ equity.  These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued   operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The company plans to improve its financial condition through a public offering as described in Note 6. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

b) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Fair Value of Financial Instruments

ASC Topic 820-10 requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2011.

F-7

The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These  financial instruments include cash, stock subscriptions receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.  See Note 8 for further details.

e) Revenue Recognition

The Company has not generated any revenues since entering the development stage.  It is the Company's policy that revenues will be recognized in accordance with ASC Topic 605-10-25, "Revenue Recognition". Under ASC Topic 605-10-25, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable, and collectability is reasonably assured.

f) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. To date, the Company has not adopted a stock option plan and has not granted and stock options.

g) Income Taxes

The Company follows FASB Codification Topic 740-10-25 (ASC 740-10-25) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

h) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC Topic 260-10, "Earnings per Share". ASC Topic 260-10 requires presentation of both basic and diluted per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive shares if their effect is anti-dilutive.  The Company had no dilutive common stock equivalents as of April 30, 2011.

F-7

i) Development Stage Company

Based on the Company's business plan, it is a development stage Company since planned principle operations have not yet commenced. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply to developing enterprises. As a development stage enterprise, the Company discloses its retained earnings (or deficit accumulated) during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date. The development stage began on October 12, 2010, when the Company was organized.

j) Concentrations

The Company is not currently a party to any financial instruments that potentially subject it to concentrations of credit risk.

k) Recent Pronouncements

There were various accounting standards and interpretations issued during 2010 or 2011, none of which are expected to have a material impact on the Company's financial position, operations, or cash flows.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred a net loss of ($21) for the period from October 12, 2010 (inception) to December 31, 2010 and a net loss of ($38) for the period January 1, 2011 to April 30, 2011 for a total loss of ($59) for the period October 12, 2010 (Inception) to April 30, 2011.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

There has been no common stock activity from January 1, 2011 through April 30, 2011.

F-7

NOTE 4 - CAPITAL STOCK

Preferred Stock. The Company has authorized 75,000,000 shares of preferred stock with a par value of $.001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of April 30, 2011

Common Stock. The Company has authorized 425,000,000 shares of common stock with a par value of $.001 per share. As of April 30, 2011, there were 3,100,000 shares issued and outstanding.

On October 12, 2010, (inception), the Company issued 3,100,000 shares of common stock to the president and director of the Company at $.001 per share, in exchange for  $100 in cash and intellectual property valued at $3,169.  The intellectual property was valued at its historical costs.

NOTE 5 - INCOME TAXES

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from operating loss (NOL) carry forwards. The net operating loss carry forward, if not used, will expire in various years through 2028, and is severely restricted as per the Internal Revenue code, if there is a change in ownership. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

	Estimated		Estimated		Change in
	NOL Carry-	NOL	Tax Benefit	Valuation	Valuation	Net Tax
Period Ending:	Forward	Expires	from NOL	Allowance	Allowance	Benefit

December 31, 2010	$21	2030	$3	$(3)	$(3)	-

Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

Income tax	(15.00)%
Deferred income	15.00%
Actual tax rate	0%

F-7

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.  The President is working without compensation and has not accrued any compensation for her time associated with the beta test customer.

NOTE 7 - DEFERRED OFFERING COSTS

As of December 31, 2010 the Company had incurred $6,760 related to a proposed public offering of its securities. The Company has carried these costs as deferred offering costs in its financial statements. If the offering is successful, these costs will be charged against the proceeds. If the offering is unsuccessful, these costs will be expensed.

NOTE 8 – FAIR VALUE MEASUREMENTS

The Company adopted ASC Topic 820-10 at the beginning of 2009 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The Company has no level 3 assets or liabilities.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Level 1	Level 2	Level 3	Fair Value
Cash	$79			$79
Accounts payable	-	$6,760		$6,760

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of April 30, 20111:

	Level 1	Level 2	Level 3	Fair Value
Cash	$41			$41
Accounts payable	-	$6,760		$6,760

NOTE 9 - SUBSEQUENT EVENTS

The Company’s Management has reviewed all material events through May 31, 2011 in accordance with ASC 855-10, and believes there are no material subsequent events to report.

Item 12A.  Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$21.00
Blue Sky fees and expenses	$350.00
Printing and shipping expenses	$100.00
Legal fees and expenses	$25,750.00
Accounting fees and expenses	$3,000.00
Transfer agent and miscellaneous expenses	$529.00
Total	$29,750.00

All expenses are estimated except the SEC filing fee.

Item 14. Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that certain persons (hereinafter called "lndemnitees") may be indemnified by a Nevada corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

Item 15. Recent Sales Of Unregistered Securities.

In connection with the organization of the Company, the sole shareholder of the Company received 3,100,000 shares of Company common stock in exchange for her contribution of the Company’s technology.  The 3,100,000 shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act:”). These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance of shares by us did not involve a public offering. The offering was not a "public offering," as defined in Section 4(2), due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these individuals had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for an exemption under Section 4(2) of the Act for this transaction.

The foregoing sale to a director with superior access to all corporate and financial information of the Company was exempt from the registration requirements of the Securities Act on the basis that the transaction did not involve a public offering.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Bylaws
4.1	Specimen common stock certificate
5.1	Opinion of Seck & Associates LLC
10.2	Subscription Agreement
23.1	Consent of Seck & Associates LLC (see Exhibit 5.1)
23.2	Consent of Weaver & Martin, LLC for use of their report

Item 17. Undertakings

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For determining any liability under the Securities Act of 1933:

(i) we shall treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii) we shall treat each Prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement. Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) we shall treat each Prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than Prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant.

(iv) Any other communication that is an offer in the offering made by the undersigned to registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned in the City of Overland Park, State of Kansas on June 20, 2011.

SECURE NetCheckIn Inc.

By: /s/ Brandi L. DeFoor
President and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Brandi L. DeFoor	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	June 20, 2011